Exhibit 99.8

Uinta Infrastructure Group Corp. Announces Binding Equity Commitment for PIPE Financing

Winter Park, FL, Dec. 16, 2025 (GLOBE NEWSWIRE) -- Uinta Infrastructure Group Corp. (“UIGC” or the “Company”), the post-business-combination operating company of Integrated Rail and Resources Acquisition Corp. (“IRRX”) and Tar Sands Holdings II, LLC (“TSII”), today announced that it has entered into a binding equity commitment with a Creto Capital Management, LLC managed entity in connection with a proposed private investment in public equity (“PIPE”) financing pursuant to Regulation D under the Securities Act of 1933, as amended.

The PIPE financing contemplates a minimum investment of $5 million and up to $8 million, subject to the negotiation and execution of final definitive documentation and the satisfaction of customary closing conditions. The securities will be offered to investors who meet the qualifications as both accredited investors and qualified clients.

Once completed, the Company intends to use the proceeds for general corporate purposes, including funding development and interim project-related costs, and other initiatives in advance of an anticipated uplisting to a national securities exchange.

The securities to be issued in the proposed PIPE financing have not been registered under the Securities Act or any state securities laws and will be offered and sold in reliance on the exemption from registration provided by Regulation D. Any securities issued will be subject to customary transfer restrictions.

Advisors

Stifel served as the exclusive financial advisor to the Company on the financing and Winston & Strawn LLP served as legal counsel to the Company.

No Offer or Solicitation

This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of UIGC and its affiliates, from time to time may contain, certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to UIGC’s business, strategy and future plans, as well as the anticipated trading of the UIGC common stock on a national stock exchange. These forward-looking statements generally are identified by the words “will,” “intends,” “expect,” “anticipate,” “estimate,” “future,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: changes in business, market, financial, political and regulatory conditions; risks relating to UIGC’s anticipated operations and business; risks related to increased competition in the industry in which UIGC will operate; risks relating to legal, commercial, regulatory and technical uncertainties; risks that UIGC experiences difficulties managing its growth and expanding operations; challenges in implementing UIGC’s business plan; and those factors discussed in the final prospectus/proxy statement (File No. 333-283188) filed by UIGC with the Securities and Exchange Commission (the “SEC”) on June 6, 2025, and in subsequent filings and reports made by UIGC and IRRX with the SEC from time to time. While UIGC may elect to update these forward-looking statements at some point in the future, UIGC specifically disclaims any obligation to do so.